                                                                     Exhibit 4.7


                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.

                                  INSTRUCTIONS

FOR COMPLETING THE CUSTODY AGREEMENT AND POWER OF ATTORNEY

             ATTACHED AGREEMENT MUST BE COMPLETED AND SIGNED BY EACH STOCKHOLDER WHO WISHES TO SELL SHARES IN THE PROPOSED OFFERING. ALL SIGNATURES MUST BE GUARANTEED BY A BANK OR TRUST COMPANY OR MEMBER OF THE NEW YORK OR AMERICAN STOCK EXCHANGE (SEE INSTRUCTION "D").

         A. You have been sent four copies of the Custody Agreement and Power of Attorney (the "Custody Agreement"). Please complete and return three copies of the Custody Agreement to the address listed in paragraph F below together with your endorsed stock certificate(s). One completed copy of the Custody Agreement will be retained by the Custodian, one will be sent to the Attorney-In-Fact and one will be returned to you.

         B. The Custody Agreement includes a questionnaire on pages 10 through 15, which will be used to prepare any amendments to a Registration Statement on Form SB-2 (No. 333-24177) which was filed by Russian Wireless Telephone Company, Inc. (the "Company") with the Securities and Exchange Commission on March 28, 1997. You must answer each question fully and carefully.

         C. You must indicate the number of shares you wish to sell by completing page 18 of the Custody Agreement.

         D. YOU MUST SIGN EACH COPY OF THE CUSTODY AGREEMENT ON PAGE 17, AND YOU ALSO MUST SIGN EACH STOCK CERTIFICATE (OR THE ACCOMPANYING STOCK POWER) DEPOSITED HEREUNDER. YOUR SIGNATURE MUST APPEAR ON THE CUSTODY AGREEMENT AND THE STOCK CERTIFICATE OR THE ACCOMPANYING STOCK POWER GUARANTEED BY ANY BANK OR TRUST COMPANY OR ANY BROKER WHO IS A MEMBER OF THE NEW YORK OR AMERICAN STOCK EXCHANGE. PLEASE SIGN THE STOCK CERTIFICATE (OR THE ACCOMPANYING STOCK POWER) AND EACH COPY OF THE CUSTODY AGREEMENT EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE.

         E. IF STOCK CERTIFICATES TO BE DEPOSITED ARE ISSUED IN THE NAME OF TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, PARTNERS, ATTORNEYS-IN-FACT, NOMINEES, OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, THE CUSTOMARY EVIDENCE OF AUTHORITY OF THE PERSON OR PERSONS MAKING THE DEPOSIT MUST ACCOMPANY THE STOCK CERTIFICATES, TOGETHER WITH TRUE AND COMPLETE COPIES OF ANY TRUST INSTRUMENT. EACH NOMINEE SHOULD ATTACH A CERTIFIED COPY OF HIS APPOINTMENT AS NOMINEE OR A CERTIFIED AUTHORIZATION OF SUCH NOMINEE STATUS.

         F. Endorsed stock certificates or stock certificates with stock powers attached along with fully executed copies of the completed Custody Agreement, and any other documents you are executing in connection with this transaction, should be promptly forwarded to:

             Hall Dickler Kent Friedman & Wood, LLP
             909 Third Avenue
             New York, New York 10022

             Attention: Steven D. Dreyer, Esq.

         G. If any certificate which you submit represents a greater number than the Shares to be sold by you, the Custodian will cause to be delivered to you a certificate for the excess number of shares within 10 days after the closing of the sale by the Underwriters.

         H. PLEASE CONTACT MR. RONALD G. NATHAN, PRESIDENT OF THE COMPANY, IF ANY INFORMATION OR REPRESENTATION INCLUDED IN THE ENCLOSED CUSTODY AGREEMENT SHOULD CHANGE PRIOR TO THE SALE OF YOUR SHARES.


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
                     CUSTODY AGREEMENT AND POWER OF ATTORNEY

                                       for

                 Sale of Shares of Common Stock, $.01 Par Value

                       RUSSIAN WIRELESS TELEPHONE COMPANY


Hall Dickler Kent Friedman & Wood, LLP
909 Third Avenue
New York, New York 10022
Attention: Steven D. Dreyer, Esq.
("Attorney-In-Fact" and "Custodian")


Dear Sirs:

         The undersigned stockholder (the "Selling Stockholder") of Russian Wireless Telephone Company, Inc., a Delaware corporation (the "Company"), and the Company desire to sell certain shares of the Common Stock of the Company, $.01 par value (the "Common Stock"), to J.W. Barclay & Co. Inc. as the representative of the underwriters (the "Representative") for distribution under a Registration Statement on Form SB-2 (File No. 333-24177) (the "Registration Statement") to the public at a price and on terms to be determined as hereinafter set forth. The Company proposes to issue and sell an aggregate of 1,620,000 shares of its authorized and unissued Common Stock and 2,200,000 redeemable Common Stock Purchase Warrants (the "Warrants"), and has granted the Underwriters an option to purchase up to an additional 247,500 shares of its authorized and unissued Common Stock and 330,000 additional Warrants on the terms and conditions of the Underwriting Agreement, as defined below. The Selling Stockholder proposes to sell an aggregate of 30,000 shares of Common Stock. The aggregate number of shares or any portion thereof to be sold are referred to hereinafter as the "Purchased Shares"; the aggregate number of shares or any portion thereof included in the option granted the Underwriters are referred to hereinafter as the "Option Shares"; and the Purchased Shares and the Option Shares together sometimes are referred to hereinafter as the "Shares". It is understood that such sale to the Underwriters shall be entered into only if, as and when the Attorney-In-Fact (as hereinafter defined), acting for the Selling Stockholder in his discretion determines that such sale is in the best interests of the Selling Stockholder.


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
A.       Power of Attorney

         The undersigned hereby irrevocably constitutes and appoints Steven D. Dreyer his true and lawful agent and attorney ("Attorney-In-Fact") with respect to all matters arising in connection with the public offering and sale of the Shares to be sold by the undersigned to the Underwriters, including, but not limited to, the power and authority on behalf of the undersigned to do any and all of the following things:

               1. To make, execute and deliver an underwriting agreement (the "Underwriting Agreement") substantially in the form of the draft thereof which the undersigned has received and which was filed as
         Exhibit 1.1 to the Registration Statement, but with such insertions, changes, additions or deletions as the Attorney-In-Fact shall determine to be not materially adverse to the undersigned, and not inconsistent with the draft thereof, such approval to be conclusively evidenced by his execution and delivery thereof, and to carry out and comply in his sole discretion with all the provisions of the Underwriting Agreement, including the making of all representations and agreements provided in the Underwriting Agreement to be made by, and to exercise all authority thereunder vested in, the undersigned.

               2. To sell, assign and transfer to the Underwriters pursuant to
         Section 4 of the Underwriting Agreement the aggregate number, but not less than the aggregate number, of Purchased Shares listed in Schedule A hereto and deposited hereunder for sale by the undersigned.

               3. To negotiate, determine and agree upon (a) the price at which the Shares (including the Shares to be sold by the undersigned) will be sold by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreement, and (b) the price at which the Shares (including the Shares to be sold by the undersigned) initially will be offered to the public by the Underwriters, such price to be not less than $7.00 per share and to include an Underwriters' discount and commission of not more than 9%. The difference between the price paid by the Underwriters to the Company and the price at which the Shares are offered and sold to the public represents a portion of the Underwriters' compensation for its services.

               4. To take any and all steps deemed necessary or desirable by the Attorney-In-Fact in connection with the registration with the Securities and Exchange Commission (the "Commission") of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the registration or


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
         qualification of the Shares under the securities or blue sky laws of any jurisdiction, including the requesting of acceleration of effectiveness of the Registration Statement, the filing of letters with the Commission and such other steps as the Attorney-In-Fact may deem necessary or advisable.

               5. To represent to the Commission, if requested by the Commission, that the undersigned is selling the Shares owned by him for the purposes of raising funds or diversifying the investment portfolio of the undersigned.

               6. To accept and deliver to the Custodian, on behalf of the undersigned, any certificates for shares of stock of the Company issued in the name of the undersigned after the date hereof but prior to the sale of the Shares to the Underwriters.

               7. If necessary, to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the Shares to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates, and to transfer and deliver such certificate or certificates representing such Shares to or upon the order of the Underwriters.

               8. To instruct the Company's transfer agent with respect to all matters pertaining to the certificates representing the Shares; to cause the Company's transfer agent to issue and register a certificate or certificates representing the Shares in accordance with the directions of the Underwriters; and to permit inspection and packaging of such certificates by the Underwriters, in each case as provided in the Underwriting Agreement.

               9. To retain Messrs. Hall Dickler Kent Friedman & Wood, LLP, as legal counsel for the Selling Stockholder.

               10. Subject to the terms and conditions of Section 1 hereof, otherwise to take all actions and do all things, in his discretion, including the execution and delivery of all documents necessary or proper, required, contemplated or deemed advisable by the Selling Stockholder and generally to act for and in the name of the undersigned with respect to the sale of the Shares to the Underwriters and re-offering of the Shares by the Underwriters as fully as could the undersigned if then personally present and acting.

         The Attorney-In-Fact hereby is empowered to determine in his sole discretion the time or times when, and the purposes for and the manner in which, any power herein conferred upon him by the


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
Selling Stockholder shall be exercised and to exercise any such power.

         This Power of Attorney shall terminate (other than as provided in Section H hereof) when the Shares to be sold by the Selling Stockholder have been delivered and paid for as provided in the Underwriting Agreement and any and all actions required to be taken by the Custodian under this Agreement and the Underwriting Agreement have been completed.

B.       Deposit of Shares

         For the purposes hereof, the undersigned herewith transmits to the Custodian, one or more certificates representing not less than the aggregate number of Shares set forth with respect to the undersigned in Schedule A attached hereto. Each such certificate so delivered (i) is in negotiable and proper deliverable form with the signature of the undersigned to the endorsement thereon guaranteed by a bank or trust company having an office or a correspondent in New York City or by a member of the New York Stock Exchange or American Stock Exchange, or (ii) is accompanied by a duly executed stock power or powers, in blank, bearing the signature of the undersigned so guaranteed. The Custodian is hereby authorized and directed, subject to the instructions of the Attorney-In-Fact: (i) to hold the Shares represented by the certificate or certificates referred to above in custody; (ii) to make such other appropriate arrangements as may be necessary for the safekeeping of said certificate or certificates and the delivery thereof for sale to the Underwriters at the date of delivery; and (iii) to deliver to the undersigned new certificates for the untransferred balance, if any, of the shares of Common Stock evidenced by the enclosed certificate or certificates.

         If acting as a trustee or in any other fiduciary or representative capacity, the undersigned has delivered duly certified copies of each trust agreement, will, letters testamentary or other instrument pursuant to which the undersigned is authorized to act as a Selling Stockholder. The undersigned agrees to deliver to the Attorney-In-Fact or the Custodian such additional documentation as the Company or the Underwriters may request to effectuate any of the provisions hereof or of the Underwriting Agreement.

C.       Sale of Shares

         The Custodian hereby is authorized and directed to deliver to the Underwriters certificates for the Shares to be sold by the undersigned as provided in the Underwriting Agreement against delivery to the Custodian for the account of the undersigned of the purchase price payable by the Underwriters in the form of a


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
certified check of J.W. Barclay & Co., Inc., or by bank cashier's check in New York Clearing House funds payable to the order of each of the Selling Stockholders for their respective amounts. The Custodian is authorized, on behalf of the undersigned, to accept and acknowledge receipt of the payment of the purchase price for the Shares to be sold by the undersigned.

D.       Representations, Warranties and Agreements

         The undersigned represents and warrants to, and agrees with the Company and the Underwriters that (i) the undersigned has reviewed carefully the proof of the Underwriting Agreement, including without limitation, the representations and warranties to be made by the undersigned as a Selling Stockholder contained in Section 2.B, the certificate referred to in Section 9(i), and the indemnity and contribution provisions contained in Section 10; (ii) such representations and warranties are true and correct as of the date hereof and will be true and correct at the time of the execution of the Underwriting Agreement and the time of the sale of the Shares to the Under-writers; and (iii) such covenants and agreements are valid and binding as of the date hereof and will be valid and binding at the time of the execution of the Underwriting Agreement and the time of the sale of the Shares to the Underwriters. This Agreement constitutes a representation that the undersigned has received the Preliminary Prospectus of the Company and, except as set forth under "Exceptions" below, the information contained in such Preliminary Prospectus with respect to the undersigned is true and correct.

         The foregoing representations, warranties and agreements, as well as those contained in the Questionnaire which comprises Section I of this Agreement, and those contained in the Underwriting Agreement, are and will be made for the benefit of, and may be relied upon by, the Underwriter, the Attorney-in-Fact, and the Custodian and their respective representatives, agents and counsel.

         EXCEPTIONS:




E.       Irrevocability of Instruments

         This Agreement, the deposit pursuant hereto of certificates representing the Shares, and all authority herein conferred, is granted, made and conferred subject to and in consideration of the interest of the Underwriters and the Company, for the purpose of completing the transactions contemplated hereunder and by the Underwriting Agreement; and the Attorney-In-Fact further is vested hereby with an estate, right, title and interest in and to the Shares for the purpose of irrevocably empowering and securing to him authority sufficient to consummate said transactions at the time of purchase. Accordingly, this Agreement shall be irrevocable prior to August 31, 1997 and shall remain in full force and effect until that date. Furthermore, for the consideration herein referred to and in consideration of the said interest in the Shares, the undersigned agrees that this Agreement is irrevocable and shall not be terminated by operation of law upon the occurrence of any event whatsoever.

F.       Rights and Obligations of the Selling Stockholder

         Until payment in full for the Shares has been made by or for the account of the Underwriters, as above provided, the undersigned Selling Stockholder shall remain the owner of his Shares and shall retain all rights of ownership with respect to the Shares, including the right to vote and to receive any dividends and payment thereon, except the right to dispose of the Shares, which is subject to the Attorney-In-Fact's, rights pursuant hereto and subject to the Underwriting Agreement. However, until such payment in full has been made, or until the Underwriting Agreement has been terminated, the undersigned agrees not to give, pledge, hypothecate, grant liens on, transfer, deal with or contract with respect to, the Shares, or any interest therein, except in accordance with the Underwriting Agreement, and the Custodian shall not seek, request or demand any transfer, or transfer any, of the Shares except pursuant to the Underwriting Agreement.

G.       Liability and Indemnification of
         the Attorney-In-Fact and Custodian

         Subject to the terms and conditions of Section A.1 hereof, the Attorney-In-Fact and the Custodian are authorized to accept this Agreement and take any and all actions hereunder as the Attorney-In-Fact, in his sole discretion, shall determine. The Attorney-In-Fact and Custodian assume no responsibility or liability to the undersigned or to any other person, other than to deal with the Shares and any other shares of Common Stock held and received by the Attorney-In-Fact or deposited with the Custodian pursuant to the terms of this Agreement in accordance with the provisions hereof. The undersigned hereby does agree to indemnify and hold harmless the Attorney-In-Fact and the Custodian with respect to anything done by them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement.

H.       Return of Undelivered Shares

         If the Underwriting Agreement is not executed and delivered prior to October 31, 1997, or if the Underwriting Agreement shall be executed and delivered and then terminated pursuant to the provisions thereof without purchase of the Shares, this Custody Agreement (and the Power of Attorney included herein) shall terminate, and the Attorney-In-Fact, after all obligations


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
hereunder or under the Underwriting Agreement have been fulfilled, shall instruct the Custodian to return to the undersigned the Shares held in custody for the account of the undersigned, together with any applicable stock powers, unless this Agreement is extended by written notice from the Selling Stockholder.

I.       Questionnaire

         In connection with the preparation of the Registration Statement it is necessary that the Company obtain from you the information called for by the following questions. The information supplied in response to this Questionnaire will be used to assure that certain of the information included in the Registration Statement is correct. Accordingly, great care should be exercised in the completion of the following questions,

         If the answer to any item is negative, or if such item is inapplicable, please so state in the space provided. If the space provided is insufficient for a complete answer, additional sheets may be attached to this Agreement.

         Question 1. Before answering this question, please read the explanatory information concerning "beneficial ownership" which follows this question.

         Please state as of (I) September 30, 1997, and (II) immediately following the sale of the Shares by you to the Underwriters:

                                             I               II

                                          As of
                                       Sept. 30, 1997    After sale
                                       --------------    ----------

    A.1.  The number of shares
of the Company's Common Stock
beneficially owned, directly or
indirectly, by you:

      2.  The number of shares
listed in A.1 as to which you

         have sole voting power:         _____ shares     _____ shares

         share voting power:             _____ shares     _____ shares

         have sole investment/
         disposition power:              _____ shares     _____ shares

         share investment/
         disposition power:              _____ shares     _____ shares


                                             I               II

                                          As of
                                       Sept. 30, 1997    After sale
                                       --------------    ----------


      3.  The number of shares
of the Company's Common Stock
owned of record by you:                _____ shares     _____ shares

      4.  Whether the shares
listed in A.3 are included in
those listed in A.1:                  Yes____No____     Yes____No____

    B.1. The number of shares
of Company Common Stock that
are owned by a partnership, firm,
corporation, trust, estate or
voting trust of which you are a
partner, director, officer,
principal stockholder, trustee,
executor or participant:               _____ shares     _____ shares


      2.  The name (or other
identification) of any such
partnership, firm, corporation,
trust, estate or voting trust:

      3.  Whether the shares
listed in B.1 are included in
those listed in A.1:                  Yes____No____     Yes____No____

    C.1. The number of shares of
Company Common Stock with
respect to which you have the
right to acquire beneficial
ownership, directly or
indirectly, within 60 days

         pursuant to the power to
         revoke or the automatic
         termination of a trust,
         discretionary account or
         similar arrangement:          _____ shares     _____ shares

      through the exercise of
      any option, warrant or
      right                            _____ shares     _____ shares


                                             I               II

                                          As of
                                       Sept. 30, 1997    After sale
                                       --------------    ----------

      2.  Whether the shares
listed in C.1 are included
in those listed in A.1:               Yes____No____      Yes____No____

Note:    Items A, B and C are intended to elicit information as to the nature of your beneficial ownership of shares (such as record ownership, beneficial ownership by virtue of your having or sharing voting or investment powers, beneficial ownership by reason of your right to acquire, etc.). If you do not believe that the nature of your beneficial ownership is apparent from your responses to items A, B and C, please further explain below:

    D. The number of shares
reported as beneficially owned
by you under Question A.1 that
are subject to any put, call,
straddle or other option, or to
any pledge, hypothecation or other
agreement which may affect your
ownership thereof, and the nature
of the option or agreement
involved:                              _____ shares     _____ shares

    E.1. The number of shares
reported as beneficially owned
by you under Question A.1 as to
which you disclaim beneficial
ownership:                             _____ shares     _____ shares

    2.   If you disclaim beneficial
ownership of any shares, please
briefly identify such shares and
state the reasons for such disclaimer:

Beneficial ownership: A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, including the power to direct the voting of such security or (2) disposition power, including the power to dispose of or direct the disposition of such security. In addition, a person is deemed to have "beneficial ownership" of any securities as to which such person has the right to acquire beneficial ownership at any time within 60 days, including, but not limited to, any right to acquire:

               (i) through the exercise of any option, warrant or right;

               (ii) through the conversion of any security;

               (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or

               (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

         It is possible that a security may have more than one "beneficial owner," such as a trust, with two co-trustees sharing voting power, and the settler or another third party having investment power, and the settler or another third party having investment power, in which case each of the three would be the "beneficial owner" of the securities in the trust. The power to vote or direct the voting, or to invest or dispose of, or direct the investment or disposition of, a security may be indirect and arise from legal, economic, contractual or other rights, and the determination of beneficial ownership depends on who ultimately possesses or shares the power to direct the voting or the disposition of the security.

         The final determination of the existence of beneficial ownership depends on the facts of each case; you may, in the space provided after Question 1.E.2, disclaim beneficial ownership of securities held in the name of another, although indicating the holdings of such other person. Since beneficial ownership by you of securities registered in the name of another may have serious consequences, financial or otherwise, to you, you should use great care, and if necessary consult your attorney, before reporting such shares as beneficially owned.

         Question 2. Describe briefly and state the approximate amount of any interest, direct or indirect, which you or any of your associates had or have in any transaction, or series of similar transactions, occurring in whole or in part since April 1994 or in any proposed transaction, or series of similar transactions, to which the Company was, or is to be, a party. You may merely affirm the statements made in the Preliminary Prospectus dated September 16, 1997 under the heading "Certain Relationships and Related Transactions." (You need not describe transactions in which you or any associate did not have an aggregate interest exceeding $10,000 or any transaction in which your interest arose solely from your ownership of securities of the Company provided that you received no extra or special benefit not shared on a pro rata basis by all other security holders.) For purposes of the foregoing, your "associates" include:

         (1) Any corporation or other organization (other than the Company) of which you are an officer or partner or of which you beneficially own, directly or indirectly, 10% or more of any class of equity securities;

         (2)      Any trust or estate in which you have a
                  substantial beneficial interest or as to which you serve as trustee, executor or in a similar fiduciary capacity; and

         (3) Your spouse and any relative of yours or of your spouse if such relative either lives with you or is a director or officer of the Company or any of its subsidiaries.

         ANSWER:




         Question 3. Please describe briefly any material legal proceeding pending or known to be contemplated in which you or any of your associates (as defined in the previous question) has an interest adverse to the Company, including the name of the court or agency in which any proceeding is pending or known to be contemplated, the date instituted or the date you anticipate it will be instituted, the principal parties thereto, a description of the factual basis alleged to underly the proceeding or contemplated proceeding and the relief sought or to be sought.

         ANSWER:




         Question 4. Do you know of any arrangement (other than the proposed Underwriting Agreement) made or to be made by any person for any of the following purposes: (a) to limit or restrict the sale of shares of the Company's Common Stock during the period of distribution; (b) to stabilize the market for any shares of the Company's Common Stock to be offered; or (c) to withhold commissions, or otherwise to hold the Underwriters or each dealer responsible for the distribution of his participation in connection with the proposed offering?

                            Yes_________ No_________

         If yes, please summarize your knowledge of such arrangement:





         Question 5. Please state whether (a) you are, directly or indirectly, affiliated or associated with any member of the National Association of Securities Dealers, Inc. or (b) you have been or might be an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter, for securities of the Company including the securities now being registered. If your answer to (a) is in the affirmative, please state the name of such member and the nature of the relationship. If your answer to (b) is in the affirmative, please state any underwriting discounts and commissions received or which might be received by you or such firm upon the sale of securities by the Company.

         ANSWER:




         Question 6. Please state each person or specify each class of persons (other than underwriters or dealers, as such) to whom any shares of Common Stock of the Company have been sold by you or any associate (as defined in Question 2) of yours, since April 1, 1982 or are to be sold by you or any such associate of yours. In answering this question, please make a separate statement with respect to each sale of Common Stock, giving the number of shares of Common Stock sold, the price at which such shares were sold and the consideration given for the shares so sold.

         ANSWER:





         Question 7. Do you or does any associate (as defined in Question 2) of yours have any understanding or agreement to sell to anyone shares of Common Stock other than pursuant to the Underwriting Agreement? If yes, please give details of any such sale, undertaking or agreement, including the date(s), number of shares, sale price and party to whom sold or to be sold.

         ANSWER:




J.       Miscellaneous

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Receipt by the Attorney-In-Fact and the Custodian of executed counterparts of this Agreement, or any certificate representing Shares deposited hereunder, shall constitute acceptance by each of the Attorney-In-Fact and the Custodian of the authorizations herein conferred and evidence the agreement of each of the Attorney-In-Fact and the Custodian to carry out and to perform this Agreement in accordance with the provisions hereof.

         The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of New York and shall inure to the benefit of, and this Agreement shall be binding upon, the undersigned and the undersigned's heirs, executors, administrators, successors end assigns, as the case may be.

         If any word, phrase, clause, portion or provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case or circumstance in any applicable jurisdiction or jurisdiction because if conflicts with any other provision hereof, or any constitution, statute or rule of public policy, or for any other reason, such eventuality shall not render any of the aforesaid inoperative or unenforceable in any other case or circumstance, or render any one or more or combination of any words, phrases, clauses, portions, or provisions herein invalid, inoperative, ultra vires or unenforceable to any extent whatsoever.

         The undersigned hereby ratifies and confirms all that the Attorney-In-Fact shall do by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement on this __________ day of ___, 1997.

                                       Signature:

                                       ____________________________________

Signature of Selling                   ____________________________________
Stockholder Guaranteed                     Please sign exactly as your
by:                                        name appears on your stock
                                           certificate.

                                           Name and address to which
___________________________                notices and funds shall be
*(See Note below)                          sent (please print or type),

                                       ____________________________________
                                                       (Name)

                                       ____________________________________
                                                      (Street)

                                       ____________________________________
                                        (City)    (State)  (Zip Code, if
                                                            in USA)

*(NOTE: The Stockholder's signature must be guaranteed by a bank or trust company or by a member of the New York or American Stock Exchange.)

                                   SCHEDULE A

                    Certificate for Shares of Common Stock of
                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                               Deposited Herewith

1.       Your exact name and address:

2.       Certificates for Shares of Common Stock Deposited

          A                      B                       C

                                                     No. of Shares
                            No. of Shares            of Common Stock
                            of Common Stock          from This
    Certificate             represented by           Certificate
    Number                  Certificate*             To Be Sold**
    ---------------         ---------------          ---------------


    ---------------         ---------------          ---------------

    ---------------         ---------------          ---------------

    ---------------         ---------------          ---------------


--------------------

* The number to be inserted in this column is the number appearing on the stock certificate you are submitting for sale.

** The number to be inserted in this column is the number of shares from the certificate that you want to sell. If you deposit a certificate or certificates representing more shares than you plan to sell, the Custodian will cause to be delivered to you a new certificate representing the number of shares to be retained by you within ten days after the closing of the sale to the Underwriters.